Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213589 on Form S-8 of WEC Energy Group, Inc. of our report dated May 29, 2025 appearing in this Annual Report on Form 11-K of WEC Energy Group Limited Retirement Savings Plan for the year ended December 31, 2024.

/s/ Crowe LLP

Oakbrook Terrace, Illinois
May 29, 2025